Exhibit 10.2

SECURITY AGREEMENT

THIS AGREEMENT (the “Agreement”) is made this       day of October, 2015, among Hydrophi Technologies Group, Inc. a Florida corporation, and its wholly owned subsidiary Hydrophi Technologies, Inc., a Delaware corporation (together with its successors and assigns, “Grantor”), both with a headquarters address of Oakcliff Road, Suite C6, Doraville, GA30340 (also referred to herein as the “Facility”), and ___________ and ___________  in their capacity as collateral agent (in such capacity, the “Collateral Agents”) for ___________ (each, a “Lender”).

The parties, intending to be legally bound, agree as follows:

1.

DEFINITIONS

(a)

Terms Defined in Credit Agreement.  All capitalized terms used herein and not otherwise defined herein or in the UCC shall have the meanings assigned to such terms in the Securities Purchase Agreement (the “Securities Purchase Agreement”) or that one or more Convertible Notes issued under the terms of the Securities Purchase Agreement ( collectively the “Note”) among Hydrophi Technologies Group, Inc., on the one hand, and together or separately, ___________ on the other hand, as the case may be.

(b)

Terms Defined in UCC.  All capitalized terms defined in Article 9 of the Uniform Commercial Code as in effect from time to time in the State of New York (the “UCC”) which are not otherwise defined in this Security Agreement are used herein as defined in the UCC.

(c)

Definitions of Certain Terms Used Herein.  As used in this Security Agreement, the following terms shall have the following meanings:

(i)

“Collateral” has the meaning assigned thereto in Section 3 below.

(ii)

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing, including without limitation, the Equity Interests of Hydrophi Technologies, Inc, a Delaware corporation (the “Pledged Shares”).

(iii)

“Licenses” means, with respect Grantor, all of Grantor’s right, title, and interest in and to (a) any and all licensing agreements or similar arrangements in and to its Patents or Trademarks, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.

(iv)

“Patents” means, with respect to Grantor, all of Grantor’s right, title, and interest in and to:  (a) any and all patents and patent applications; (b) all inventions and improvements described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing throughout the world.

(v)

“Secured Obligations” has the meaning assigned thereto in Section 2 below.

(vi)

“Stock Rights” means all dividends, instruments or other distributions and any other right or property which the Grantors shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Equity Interest, including the Pledged Shares, any right to receive an Equity Interest and any right to receive earnings, in which Grantor now has or hereafter acquire any right, issued by an issuer of such Equity Interest.

(vii)

“Trademarks” means, with respect to Grantor, all of Grantor’s right, title, and interest in and to the following:  (a) all trademarks (including service marks), trade names, trade dress, and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all Licenses of the foregoing, whether as licensee or licensor; (c) all renewals of the foregoing; (d) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (f) all rights corresponding to any of the foregoing throughout the world.

2.

OBLIGATION

The “Secured Obligations” include, (a) the loans evidenced by the Notes, in an aggregate amount not to exceed the $205,000, as amended, amended and restated, supplemented, modified, replaced or refinanced from time to time, and all amendments, restatements, modifications, renewals, extensions, replacements and refinancings of the Note, (b) all sums presently owed by Grantor, future advances and all other liabilities of Grantor to Lender extended under similar loan instruments to the Notes since April 28, 2014 (the “Prior Notes”), and (c) all other obligations from time to time outstanding under the Securities Purchase Agreement, the Note, the Prior Notes and this Agreement.

3.

COLLATERAL

Grantor hereby pledges, assigns and grants to the Lender, a security interest in all of its right, title and interest in, to and under all personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade name or derivations thereof), and whether owned or consigned by or to, or leased from or to, Grantor, and regardless of where located (all of which will be collectively referred to as the “Collateral”), including:

(a)

all Patents and Trademarks;

(b)

all Equity Interests, including the Pledged Shares and Investment Property;

(c)

all Deposit Accounts with any bank or other financial institution; and;

(d)

all accessions to, substitutions for and replacements, proceeds (including Stock Rights), and products of the foregoing, together with all books and records, related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing;

to secure the prompt and complete payment and performance of the Secured Obligations.

4.

TITLE AND TYPE OF COLLATERAL

Each Grantor warrants that it, as the case may be, is the rightful owner of the Collateral, free from any adverse lien, security interest or encumbrance except for the security interest granted under this Agreement and such liens, security interests and encumbrances that arise from indebtedness existing as of the date hereof, any debt that would be an Excluded Security under the Securities Purchase Agreement, trade and equipment financing, import/export financing, small business loans instruments under any government sponsored programs, government based grants, government guaranteed instruments under any government sponsored programs and similar instruments, and any other debt incurred in the ordinary course of business for trade expenses (not borrowed money) (together the “Permitted Liens”).  Grantor shall defend the Collateral against any claims and demands of all persons at any time claiming same or any interest therein. The Collateral is used or bought for primarily business use.

(a)

The Collateral to the extent possible shall be kept at the Facility.

(b)

Grantor shall promptly notify the Collateral Agents and the Lender of any change in the location of the Collateral, and shall not remove the Collateral maintained at the Facility from the Facility without the written consent of Lender.

(c)

All Collateral subject to title laws or capable of being titled in either the Collateral Agents’ or Lender’s name, as those persons decide, will be titled or registered in the designated name, at the option of the Collateral Agents or the Lender.  Grantor shall inform Lender and obtain permission prior to titling/registering any such Collateral.

5.

PERFORMANCE

Grantor agrees to pay Lender the Secured Obligations, as and when they become due and payable, whether at maturity, by acceleration or otherwise, and Grantor shall perform all terms of the obligations in this or any other Loan Document to which it is a party and each other agreement between Grantor and Lender, and Grantor shall discharge all said liabilities.

6.

INSURANCE AND RISK OF LOSS

The risk of loss for the Collateral shall be borne by Grantor, who shall have and maintain insurance that is common for a company such as the Grantor, taking into account its financial resources and operations, at all times with respect to such Collateral, against such risk.  Grantor shall deliver to the Collateral Agents or the Lender certificates or other evidence satisfactory to Lender of compliance with the foregoing insurance provisions, and Grantor shall pay for the costs of all such insurance.  The Collateral Agents or the Lender may insure the Collateral or any part of it, and Grantor agrees to pay for the costs of all such insurance.  Grantor hereby assigns to the Collateral Agents or the Lender all rights to receive proceeds of all insurance and adjust and settle all losses claimed under a policy and direct any insurer to pay all proceeds directly to the Collateral Agents or the Lender, and Grantor authorizes both the Collateral Agents and the Lender to endorse any draft for such proceeds.  In the event Grantor fails to insure or allows insurance to lapse on the Collateral, after any kind of demand and without a grace period, the Collateral Agents or the Lender may advance the premiums and add such amounts to the Loan balance.

Lender shall be named as an additional insured on all such insurance.

7.

POSSESSION AND USE

Until the occurrence of an Event of Default, except as otherwise expressly provided herein, Grantor may have possession of the Collateral and use it in any lawful manner not inconsistent with this Agreement or the other Loan Documents, any policy of insurance or any law of the State of New York or the United States.  Grantor shall keep the Collateral in good order and repair and shall not waste or destroy it or any part of it.  Lender may examine and inspect the Collateral at any time, wherever located.

8.

TAXES AND ENCUMBRANCES

Subject to the terms of the Loan Agreement, Grantor shall pay promptly when due all taxes, assessments, liens or encumbrances, governmental or private, levied upon the Collateral or for its use or operations or under this Agreement or any note evidencing the obligation; and, at its option, the Collateral Agents or the Lender may discharge such encumbrances at any time levied or placed upon the Collateral and may pay for the maintenance and preservation of the Collateral, and Grantor agrees to reimburse Lender on demand for any such payment made or expense incurred, all of which shall be included in the Secured Obligation. As long as any liability to Lender is outstanding, Grantor shall not, without the prior written consent of either the Collateral Agents or the Lender, borrow from anyone except Lender or:

(a)

Permit any liens or security interest (other than Permitted Liens) to attach to any of the Collateral;

(b)

Permit any of the Collateral to be levied upon under any legal process;

(c)

Except as permitted under the Securities Purchase Agreement or Loan and in the ordinary course of business, dispose of any of the Collateral without the prior written consent of Lender;

(d)

Permit anything to be done that may impair the value of any of the Collateral of the security intended to be afforded by this Agreement; or

(e)

Permit Collateral constituting personal property, to be a fixture or to become an accession to other goods.

9.

SERVICE CHARGES AND COSTS

Grantor shall pay the Collateral Agents and the Lender such interest and service charges of the Collateral Agents or Lender as may be agreed upon, and Grantor shall pay to the Collateral Agents and the Lender all costs, including attorney’s fees, incurred by the Collateral Agents or Lender’s taking possession of, disposing of or presenting the Collateral.

10.

FILING

(a)

Grantor warrants that no financing statement covering any Collateral or any proceeds thereof is on file with any public office (other than financing statements evidencing Permitted Liens), and agrees to join with the Collateral Agents or the Lender in executing a financing statement, notice, affidavit or similar instrument in form satisfactory to the Collateral Agents or the Lender and such other instruments as the Collateral Agents or the Lender may from time to time request; and further agrees to pay the cost of filing the same in any public office deemed advisable by the Collateral Agents or the Lender. A copy of this Security Agreement may be filed in lieu of a financing statement.

(b)

Any financing statement filed by the Collateral Agents or the Lender may be filed in any filing office in any UCC jurisdiction and may (i) indicate such Grantor’s Collateral by any description which reasonably approximates the description contained in this Agreement, and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including whether Grantor is an organization, the type of organization and any organization identification number issued to Grantor.  Grantor also ratifies its authorization for the Collateral Agents or the Lender to have filed in any UCC jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

11.

ASSIGNMENT

The Collateral Agents and/or the Lender may assign all its respective rights under this Agreement, and Grantor hereby waives as against such assignee all defenses, counter-claims or set-offs which Grantor may claim from Lender.

12.

ADDITIONAL COVENANTS REGARDING COLLATERAL

(a)

Stock Rights.

(i)

Grantor will permit the Lender or its nominee at any time after the occurrence of an Event of Default, without notice, to exercise all voting rights or other rights relating to the Collateral owned by it, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any Equity Interest constituting Collateral as if it were the absolute owner thereof.

(ii)

If Grantor shall receive, by virtue of its being or having been an owner of the Collateral, any (i) equity interest certificates (including, without limitation, any certificate representing a stock dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spinoff or split-off), promissory note or other instrument, (ii) option or right, whether as an addition to, substitution for, or in exchange for, any Collateral, or otherwise, (iii) during the occurrence of any Event of Default, any dividends payable in cash or in securities or other property or (iv) dividends or other distributions in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, Grantor shall receive such stock certificate, promissory note, instrument, option, right, payment or distribution in trust for the benefit of Lender, shall segregate it from Grantor’s other property and shall deliver it forthwith to Lender in the exact form received, with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be held by Lender as Collateral and as further collateral security for the Secured Obligations.

13.

ATTORNEY-IN-FACT

Grantor hereby appoints the Collateral Agents and the Lender as attorney-in-fact to do all acts and things which Lender may deem necessary to perfect and continue perfecting the security interest created by this Agreement and to protect the Collateral, at the cost of Grantor.

14.

DEFAULT

If at any time any Event of Default under the Note has occurred, then subject to the terms of the Note, all liabilities of Grantor to Lender shall immediately become due and payable; and Collateral Agents or the Lender, in addition to any other rights and remedies which Lender may have, immediately and without demand, may exercise any and all of the rights and remedies granted to a secured party upon default under the UCC. The Collateral Agents and Lender may require Grantor to assemble its Collateral and make it available to the Collateral Agents or the Lender at a place to be designated which is reasonably convenient to the Collateral Agents or the Lender. Grantor shall pay to the Collateral Agents or Lender upon demand any and all expenses, including legal expenses and actual attorney’s fees incurred or paid in protecting or enforcing liabilities and the Collateral Agents’ or the Lender’s rights, including their right to take possession of the Collateral and to hold, prepare for sale, sell and dispose of such Collateral.  Any notice of sale, disposition or other intended action by the Collateral Agents or the Lender sent to Grantor at the address specified in the preamble or such other address of Grantor as may from time to time be shown on Collateral Agents or the Lender’s records, at least ten (10) days prior to such action, shall constitute reasonable notice to Grantor.  However, to the extent allowed under law, and notwithstanding any other provision of this Agreement, Grantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of demand, notices of sale of any Collateral securing any of the Secured Obligations, and notice of the existence, creation or incurring of new or additional indebtedness. Exercise or omission to exercise any right of Lender shall not affect any subsequent right of Lender to exercise the same. The provisions of this Agreement shall be in addition to those of any note or other evidence of any liability, all of which shall be constructed as one instrument.

15.

DEFICIENCY

Grantor shall be liable to pay any deficiency resulting from disposition of the Collateral by the Collateral Agents and the Lender upon default. Grantor hereby waives any exemption that Grantor may claim by virtue of any law now in force or which may hereafter be enacted.

16.

CHOICE OF LAW

The parties hereby agree and designate the law of the State of New York as the applicable law for construction of the validity, terms or performance of this Agreement.

17.

SEVERABILITY

The provisions of this Agreement are severable; and if a provision is held invalid or unenforceable by a court of competent jurisdiction, such invalidation or unenforceability shall not affect or impair any of the remaining provisions.

18.

SUCCESSORS AND ASSIGNS

All of the rights of the Collateral Agents and the Lender hereunder shall inure to the benefit of its respective successors and assigns, and all obligations of Grantor shall bind its heirs, executors, administrators, successors and assigns. If there be more than one (1) Grantor, their obligations hereunder shall be joint and several.

19.

ENTIRE AGREEMENT

This Agreement, along with the Note, Securities Purchase Agreement and any other documents related thereto executed as part of the Note and Securities Purchase Agreement by Lender to Grantor, constitute the entire agreement between the parties respecting the terms of the loan by Lender to Grantor.  Any prior agreements, whether oral or in writing, shall be void and of no further effect.

20.

MODIFICATION OF AGREEMENT

This Agreement may only be modified in a writing signed by all parties to this Agreement.

21.

ATTORNEY’S FEES

Whether or not any suit, action, arbitration or other dispute resolution proceeding is instituted, Grantor agrees to pay the Collateral Agents’ and the Lender’s reasonable attorney’s fees and all other costs and expenses which may be incurred in the collection of the Secured Obligations, in the protection or preservation of, or realization on, any Collateral securing Secured Obligations and in the enforcement by Lender of this Agreement.

22.

JOINT AND SEVERAL OBLIGATIONS; INDEPENDENT OBLIGATIONS

If more than one or more Persons sign this Agreement, the obligations of this Agreement shall be joint and several.  The Collateral Agents and the Lender may proceed against one Grantor without the necessity to proceed against any other Grantor or any other obligor in respect of the Secured Obligations.

23.

RELEASE OF SECUITY INTEREST

Each of the Collateral Agents and the Lender, jointly and severally, agree that upon the consummation of a merger, combination or consolidation of Hydrophi Technologies Group, Inc., a Florida company (“Hydrophi”), with any other entity in which transaction there is the issuance of shares of common stock of Hydrophi equal to or more than 50% of the then issued and outstanding shares of common stock of Hydrophi, or there is a merger, combination or consolidation transaction of Hydrophi with another entity in a transaction in which Hydrophi is not the surviving entity, or there is a transaction through an exchange or tender offer for more than 50% of the issued and outstanding shares of common stock of Hydrophi, then the Collateral Agents and the Lender, will release all the Collateral from this Agreement and terminate this Agreement for no additional consideration, and at the expense of the Grantor provide all such documentation necessary to reflect in any public record the existence of the security interest created under this Agreement, including any UCC-3 statement to be filed to terminate any financing statements that may have been filed in respect of the Collateral.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first written above.

BORROWERS:	LENDERS

HYDROPHI TECHNOLOGIES GROUP, INC., a Florida corporation, as a Grantor	By:

By:	By:
Name: Roger Slotkin		Name:
Title: Authorized Signatory		Title:

HYDROPHI TECHNOLOGIES, INC., a Delaware corporation, as a Grantor	By:

By:	By:
Name: Roger Slotkin		Name:
Title: Authorized Signatory		Title:

By:

By:
Name:
Title: